Exhibit (h.16)

AMENDMENT TO FUND ACCOUNTING

AND

SHAREHOLDER RECORDKEEPING AGREEMENT

THIS AMENDMENT TO FUND ACCOUNTING AND SHAREHOLDER RECORDKEEPING AGREEMENT (this “Amendment”) is made as of July 1, 2004, between MARSHALL FUNDS, INC. (“Funds”) and FEDERATED SERVICES COMPANY (“FSC”).

W I T N E S S E T H:

WHEREAS, the Funds and FSC are parties to a certain Fund Accounting and Shareholder Recordkeeping Agreement (the “Recordkeeping Agreement”) dated as of September 14, 1992, as amended by (i) Amendment No. 1 to Schedule A Fund Accounting and Shareholder Recordkeeping Agreement dated as of July 1, 1993; (ii) Amendment No. 2 to Schedule A Fund Accounting and Shareholder Recordkeeping Agreement dated as of August 1, 1994; (iii) Amendment No. 1 to Schedule C Fund Accounting and Shareholder Recordkeeping Agreement dated as of July 1, 1993; (iv) Amendment No. 2 to Schedule C Fund Accounting and Shareholder Recordkeeping Agreement dated as of January 27, 1997, (v) Amendment No. 1 to Schedule D Fund Accounting and Shareholder Recordkeeping Agreement dated as of January 27, 1997, (vi) Assignment dated as of April 22, 1996 pursuant to which Federated Shareholder Services Company (formerly Federated Services Company) assigned its duties under the Recordkeeping Agreement with respect to fund accounting services to Federated Administrative Services, and (vii) Amendment to Fund Accounting and Shareholder Recordkeeping Agreement dated as of June 22, 2001 (the Recordkeeping Agreement as amended shall hereinafter be referred to as the “Original Agreement”);

WHEREAS, pursuant to the terms of the Original Agreement, FSC (through its wholly owned subsidiary, Federated Shareholder Services Company (“FSSC”)), among other things, provides transfer agency services to the Funds;

WHEREAS, pursuant to the terms of a certain Partial Assignment of Fund Accounting and Shareholder Recordkeeping Agreement and Consent Agreement (the “Assignment”) of even date herewith among FSC, Boston Financial Data Services, Inc. (“BFDS”) and the Funds, FSC assigned, among other things, to BFDS the obligation to provide transfer agency services to the Funds and the Funds consented to such assignment;

WHEREAS, pursuant to the terms of this Amendment, the parties hereto desire to amend the Original Agreement to reflect such Assignment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Agreement.

2. Amendment. From and after the Effective Date, Section Two, Articles 4 through 8 of the Recordkeeping Agreement, as such provisions have been amended from time to time, are no longer in effect with respect to FSC.

3. Effective Date. This Amendment shall not be effective until the transaction contemplated by that certain Purchase and Sale Agreement (the “Purchase Agreement”) is entered into as of the 1st day of July, 2004, among State Street Bank and Trust Company, a Massachusetts trust company, BFDS, and FSC shall have closed. Notwithstanding the foregoing, in the event the transactions contemplated by the Purchase Agreement shall not have closed by December 31, 2004, then this Amendment shall be null and void.

4. Full Force and Effect. As amended and supplemented hereby, the Orignial Agreement shall remain in full force and effect, and from and after the date hereof, the “Agreement” (as defined in the Original Agreement) shall mean the Original Agreement as amended and supplemented hereby.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

MARSHALL FUNDS, INC.

By:	/s/ Joseph P. Bree
Name:	Joseph P. Bree
Title:	Treasurer

FEDERATED SERVICES COMPANY

By:	/s/ Thomas R. Donahue
Name:	Thomas R. Donahue
Title:	Treasurer